UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 10, 2011

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (952) 930-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2011, ARCA Advanced Processing, LLC (the “AAP”) entered into  three separate commercial term loans (‘term loans”) with Susquehanna Bank, (the “Bank”), pursuant to the guidelines of the U.S. Small Business Administration (SBA) 7(a) Loan Program.  The total amount of the credit is $4,750,000 split into three separate loans for $2,100,000, $1,400,000 and $1,250,000.  AAP intends to use amounts borrowed under the Credit Agreement to repay various existing short-term debt of $3.8 million with the balance of $938 thousand to be used for working capital purposes and for reimbursement of monies that were previously used for the purchase of various equipment at AAP.

The terms and conditions are essentially the same for the term loans. The interest rate is the Prime Rate plus 2.75%.  The interest rate will be adjusted every calendar quarter. The term of the term loans is ten years with the following repayment provisions:

Repayment provision for Loan #1: $2,100,000. AAP must pay a total of three payments of interest only on the disbursed principal balance beginning one month from March 10, 2011 and every month thereafter; payments must be made on the first calendar day in the months they are due.  AAP must pay 117 equal monthly principal and interest payments of $23,751.28 every month, beginning four months from the month the promissory note is dated.  The Bank must adjust the payment amount at least annually as needed to amortize principal over the remaining term of the promissory note.

Repayment provision for Loan #2: $1,400,000. AAP must pay a total of three payments of interest only on the disbursed principal balance beginning one month from March 10, 2011 and every month thereafter; payments must be made on the first calendar day in the months they are due.  AAP must pay 117 equal monthly principal and interest payments of $15,834.18 every month, beginning four months from the month the promissory note is dated.  The Bank must adjust the payment amount at least annually as needed to amortize principal over the remaining term of the promissory note.

Repayment provision for Loan #3: $1,250,000. AAP must pay a total of three payments of interest only on the disbursed principal balance beginning one month from March 10, 2011 and every month thereafter; payments must be made on the first calendar day in the months they are due.  AAP must pay 117 equal monthly principal and interest payments of $14,137.67 every month, beginning four months from the month the promissory note is dated.  The Bank must adjust the payment amount at least annually as needed to amortize principal over the remaining term of the promissory note.

Borrowings under the facility are secured by substantially all of the assets of AAP along with liens on the business assets and some personal assets of the owners of 4301 Operations, LLC. Appliance Recycling Centers of America, Inc. (“ARCA”) is a guarantor of the term loans along with 4301 Operations, LLC and its owners.

AAP is a joint venture that was formed in October 2009 between ARCA and 4301 Operations, LLC.  The financial position and results of operations of AAP are consolidated in ARCA’s financial statements since AAP is considered a variable interest entity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: March 16, 2011	/s/ Peter P. Hausback
Peter P. Hausback
Executive Vice President & Chief Financial Officer